UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 21, 2025
ORIGIN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East
Ruston, Louisiana 71270

(Address of principal executive offices including zip code)
(318) 255-2222

(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $5.00 per share	OBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events
Management of Origin Bancorp, Inc. (the “Company”), after discussion with Forvis Mazars, LLP (“Forvis”), the Company’s independent registered accounting firm, has identified a material weakness in the Company’s internal controls over financial reporting relating to controls over employees’ ability to initiate certain manual transfers between deposit accounts. Management’s identification of the material weakness, along with Forvis’ view on management’s conclusion, were presented to the Audit Committee of the Board of Directors of the Company on February 21, 2025. The Company expects to report on this material weakness in greater detail in an amended Annual Report on Form 10-K/A for the year ended December 31, 2023, which will state that the Company’s internal controls over financial reporting were not effective as of December 31, 2023. The opinion of Forvis on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, will also be reissued to state that the Company’s internal control over financial reporting was not effective as of such date.
Management believes that the identified material weakness did not impact the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023.
Management concluded that the Company’s internal controls over financial reporting also were not effective as of March 31, 2024, June 30, 2024, or September 30, 2024. Accordingly, the Company plans to file amended Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024, in each case, to state that the Company’s internal controls over financial reporting were not effective as of such dates.
Management believes that the identified material weakness did not impact the Company’s consolidated financial statements presented in these quarterly reports on Form 10-Q.
The Company and the Audit Committee are committed to maintaining a strong internal control environment. Management implemented new controls and procedures designed to remediate the identified material weakness. At this time, management and Forvis are finalizing the testing of these new controls and procedures. Management’s conclusion as to the effectiveness of internal controls over financial reporting as of December 31, 2024, will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which the Company intends to timely file. Forvis’ opinion on the effectiveness of internal controls over financial reporting as of December 31, 2024, will also be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Forward-Looking Statements
When used in filings by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "anticipates," "believes," "estimates," "expects," “foresees,” "intends," "plans," "projects," and similar expressions or future or conditional verbs such as "could," "may," “might,” "should," "will," and "would" or variations of such terms are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Factors that might cause such a difference include among other things: the impact of management’s conclusion, in consultation with the Audit Committee, that a material weakness existed in the Company’s internal control procedures over financial reporting; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; the potential identification of one or more material weaknesses in the Company’s consolidated financial statements of which the Company is not currently aware or that have not yet been detected; and those described more fully in the Company’s periodic filings with the SEC.
The Company does not undertake and specifically declines any obligation - to update or revise any forward-looking statements to reflect events or circumstances that occur after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 24, 2025	ORIGIN BANCORP, INC.

By: /s/ William J. Wallace, IV
William J. Wallace, IV
Senior Executive Officer and Chief Financial Officer